Exhibit 99.1


                                                                IESI CORPORATION
[LOGO]                                             2301 Eagle Parkway, Suite 200
                                                             Ft. Worth, TX 76177
                                                          Phone No. 817-632-4000
                                                            Fax No. 817-632-4542

================================================================================

Contact:
Thomas J. Cowee
Senior VP and Chief Financial Officer
817-632-4005
tjcowee@iesi.com



         IESI CORPORATION REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS
                         AND ANNOUNCES NINE ACQUISITIONS


FORT WORTH, TX - AUGUST 11, 2003 - IESI Corporation today reported that revenue for the three months ended June 30, 2003 increased 16.3% to $60.9 million, as compared with revenue of $52.4 million for the corresponding three-month period in 2002. Income from operations for the three months ended June 30, 2003 was $5.0 million, as compared with $6.1 million for the corresponding period in 2002. Net income for the three months ended June 30, 2003 was $101,000, as compared with net income of $934,000 for the corresponding period in 2002.

Revenue for the six months ended June 30, 2003 increased 17.5% to $116.3 million, as compared with revenue of $99.0 million for the corresponding six-month period in 2002. Income from operations for the six months ended June 30, 2003 was $8.5 million, as compared with $11.1 million for the corresponding period in 2002. Loss before cumulative effect of change in accounting principle (related to the Company's adoption of SFAS No. 143) for the six months ended June 30, 2003 was $(275,000), as compared with net income of $1.0 million for the corresponding period in 2002. Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 required the Company to change its method of accounting for landfill capping, closure and post-closure costs.

The Company also announced that, since April 2003, it had acquired nine businesses that generate in excess of $9.0 million in aggregate annual revenue, consisting of one hauling operation in St Louis, Missouri, one hauling operation in Granbury, Texas (approximately 45 miles southwest of Ft. Worth) which included a transfer station, a municipal solid waste ("MSW") landfill in Weatherford, Texas (approximately 30 miles west of Ft. Worth), and six tuck-in acquisitions; two in each of Arkansas, Missouri, and Texas.

"The second half of 2003 is shaping up to be very exciting for our Company," said Mickey Flood, President and Chief Executive Officer of the Company. "For the past four quarters, we have experienced pressure on our operating income and margin from several aspects of our cost structure, including harsh weather conditions, fuel cost increases, insurance cost increases and the increased cost associated with our adoption of a new accounting standard, and we have written off certain project and transaction costs and endured a poor economy. Additionally, we have offset a large tax increase at our Pennsylvania landfills with price increases which lowered our margin by approximately 1%. In the second quarter of this year, we received an expansion permit for our Bethlehem landfill which included an increase in the permitted daily volume. In July, we purchased the City of Weatherford, Texas' MSW landfill near Ft. Worth. Today, we received our final permit to operate and open a new greenfield landfill near St. Louis, Missouri and in the next month we expect to open another new greenfield landfill in central Louisiana." "I'm pleased with our results so far this year despite these challenges, and with the issuance of the Bethlehem landfill expansion permit in April and the new landfills, we are well positioned to finish this year on a very positive note."

The Company will host a conference call to discuss these results on Tuesday, August 12, 2003, at 9:00 a.m. (CT). You can listen to the conference call by calling (877) 329-7569 and asking for the IESI 2nd quarter conference call. A telephonic replay of the call will be available 24 hours a day beginning at 3:00 p.m. on August 12 through August 25, 2003 by calling (877) 347-9473, and entering replay #246632. A copy of this press release and any additional financial and statistical information relating to the three and six months ended June 30, 2003 to be presented during the conference call will be available on the Company's website at www.iesi.com (go to "Press Room"). After August 25, 2003, a replay of the conference call will also be available at that website.

The Company is one of the leading regional, non-hazardous solid waste management companies in the United States. The Company provides collection, transfer, disposal and recycling services to 264 communities, including more than 510,000 residential and 51,000 commercial and industrial customers, in nine states.

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe the Company's objectives, plans or goals are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. The Company urges you to carefully consider the factors set forth below in evaluating the forward-looking statements and cautions you not to place undue reliance on such forward-looking statements. There may also be additional risks that the Company does not presently know of or that the Company currently believes are immaterial which could also impair the Company's business. In light of these risks, uncertainties and assumptions, the forward-looking events may or may not occur.

Some of the factors that could affect the accuracy of the forward-looking statements are: the Company's business is capital intensive and may consume cash in excess of cash flow from the Company's operations and borrowings; the Company's growth strategy depends, in part, on the Company acquiring other solid waste management or related businesses and expanding the Company's existing landfills and other operations, which the Company may be unable to do; the Company may not be able to successfully manage its growth; competition could reduce the Company's profitability or limit its ability to grow; state and municipal requirements to reduce landfill disposal by encouraging various alternatives may adversely affect the Company's ability to operate its landfills at full capacity; the Company may lose contracts through competitive bidding or early termination, which would cause the Company's revenue to decline; the Company is geographically concentrated in the northeastern and southern United States and susceptible to those regions' local economies and regulations; the loss of the City of New York as a customer could have a significant adverse effect on the Company's business and operations; the Company's substantial debt could adversely affect its financial condition and make it more difficult for the Company to make payments with respect to its debt; despite the Company's current indebtedness, the Company and its subsidiaries may be able to incur substantially more debt, exacerbating the risks described above; the Company requires a significant amount of cash to service its debt, and the Company's ability to generate cash depends on many factors, some of which are beyond its control; the Company's failure to comply with the covenants contained in its senior credit facility or the indenture governing its 10 1/4% senior subordinated notes due 2012 (the "Notes"), including as a result of events beyond its control, could result in an event of default, which could materially and adversely affect the Company's operating results and financial condition; covenant restrictions in the Company's senior credit facility and the indenture governing the Notes may limit its ability to operate its business; the interests of the Company's controlling stockholders could conflict with those of other holders of the Company's securities; the Company depends heavily on its senior management; if the Company is unable to obtain performance or surety bonds, letters of credit or insurance, it may not be able to enter into additional municipal solid waste collection contracts or retain necessary landfill operating permits; the Company is subject to extensive legislation and governmental regulation that may restrict its operations or increase its costs of operations; the Company may not be able to obtain permits it requires to operate its business; the Company may be subject to legal action relating to compliance with environmental laws; the Company may have liability for environmental contamination; and the Company will always face the risk of liability, and insurance may not always be available or sufficient.

Additional information regarding these and other factors which could materially affect the forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including the risk factors detailed in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The forward-looking statements contained herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update the forward-looking statements to reflect new information, subsequent events or otherwise.


                        IESI CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND OTHER FINANCIAL DATA
                                   (UNAUDITED)


                                                      THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                           JUNE 30,                                  JUNE 30,
                                                    2003                2002                2003                 2002
                                              -----------------    ---------------     ----------------    -----------------

Services revenue.........................      $   60,899,514      $   52,370,268      $   116,313,385     $     99,028,226
Costs and expenses:
   Operating.............................          39,465,646          33,359,243           76,383,436           62,994,601
   General and administrative............           7,736,843           6,334,478           14,796,797           12,109,334
   Depreciation, depletion and
   amortization..........................           8,711,117           6,611,743           16,585,574           12,788,293
                                              -----------------    ---------------     ----------------    -----------------
                                                   56,913,606          46,305,464          107,765,807           87,892,228
Income from operations...................           4,985,908           6,064,804            8,547,578           11,135,998
Interest expense, net....................          (4,627,894)         (3,041,007)          (8,957,852)          (5,664,431)
Loss on termination of interest rate
   swaps.................................                  --            (825,665)                  --             (825,665)
Loss on extinguishment of debt...........                  --            (585,591)                  --             (585,591)
Other income (expense), net..............            (115,830)             (7,099)            (113,455)             (53,249)
                                              -----------------    ---------------     ----------------    -----------------
Income (loss) before income taxes........             242,184           1,605,442             (523,729)           4,007,062
Income tax benefit (expense).............            (141,105)           (671,262)             248,895           (2,963,265)
                                              -----------------    ---------------     ----------------    -----------------
Income (loss) before cumulative effect                101,079             934,180             (274,834)           1,043,797
   of change in accounting principle.....
Cumulative effect of change in
   accounting principle net of income
   tax benefit of $0.....................                   --                 --           (1,476,450)                  --
                                              -----------------    ---------------     ----------------    -----------------
Net income (loss)........................      $      101,079      $      934,180      $    (1,751,284)    $      1,043,797
                                              -----------------    ---------------     ----------------    -----------------
Pro forma income (loss) before cumulative
   effect of change in accounting
   principle, assuming changes in
   accounting principle described in
   Note 2 are applied retroactively......      $      101,079      $      836,828      $      (274,834)    $       854,948
                                              =================    ===============     ================    =================

Net cash provided by operating activities      $           --      $           --      $    14,649,332     $     6,385,773
Net cash used in investing activities....      $           --      $           --      $   (32,922,468)    $   (39,729,530)
Net cash provided by financing activities      $           --      $           --      $    18,657,899     $    33,314,248


Income from operations before
   depreciation, depletion, and
     amortization(1) ....................      $   13,697,025      $  12,676,547       $    25,133,152     $    23,924,291






(1) In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses "income from operations before depreciation, depletion and amortization," which is not a GAAP measure. Pursuant to recent SEC guidance on the application of Regulation G and other rules affecting the use and disclosure of non-GAAP financial measures, going forward, the Company will no longer use the acronym "EBITDA" or "earnings before interest, taxes, depreciation and amortization" and instead will now use the phrase "income from operations before depreciation, depletion and amortization." This is a change in name only and not a change in the way the Company calculates current or prior results for this financial measure.


          The Company believes that its presentation of income from operations before depreciation, depletion and amortization is useful to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including the Company's ability to fund capital expenditures and the Company's ability to incur and service debt. In addition, certain covenants in the Company's senior credit facility are tied to a substantially similar measure (which permits the Company to add back certain additional amounts to income from operations). While depreciation, depletion and amortization are considered operating costs under GAAP, these expenses represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in current and prior periods. The
          Company also uses income from operations before depreciation, depletion and amortization to evaluate its operations and management performance. Following is a reconciliation of income from operations before depreciation, depletion and amortization to income from operations:





                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                                          JUNE 30,                        JUNE 30,
                                              -----------------------------------------------------------------
                                                   2003              2002          2003              2002
                                              ----------------  -----------------------------------------------
     Income from operations before               $ 13,697,025   $ 12,676,547     $25,133,152    $ 23,924,291
        depreciation, depletion and
        amortization

     Depreciation, depletion, and amortization     (8,711,117)  (6,611,743)      (16,585,574)   (12,788,293)
                                              ----------------  -----------------------------------------------
     Income from operations                       $ 4,985,908   $   6,064,804    $ 8,547,578    $ 11,135,998



The table below shows, for the periods indicated, the percentage of our total reported revenue attributable to each of our types of service:


                        THREE MONTHS ENDED JUNE 30, SIX MONTHS ENDED JUNE 30,
                     ----------------------------------------------------------
                        2003               2002           2003         2002
                     --------------   -----------------------------------------
        Collection      70.1%              65.1%         70.8%       66.1%
        Transfer        19.6%              23.5%         19.3%       23.4%
        Landfill         7.5%               7.6%          6.6%        6.8%
        Recycling        2.5%               2.9%          2.8%        2.9%
        Other            0.3%               0.9%          0.5%        0.8%
                     --------------   -----------------------------------------
        Total          100.0%             100.0%        100.0%      100.0%

The table below shows, for the periods indicated, the components of our revenue growth:

              THREE MONTHS ENDED JUNE 30, SIX MONTHS ENDED JUNE 30,
                     -----------------------------------------------------------
                        2003               2002           2003         2002
                     --------------   ------------------------------------------
        Acquisition      10.8%               3.8%         11.3%          3.5%
        Price             3.5%               3.1%          3.6%          3.2%
        Volume            2.0%               5.3%          2.6%          4.4%
                     --------------   ------------------------------------------
        Total            16.3%              12.2%         17.5%         11.1%


                        IESI CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                                             JUNE 30,        DECEMBER 31,
                                                                                               2003              2002
                                                                                          ----------------  ---------------

   Current assets:
   Cash and cash equivalents........................................................      $     2,974,489   $    2,589,726
   Accounts receivable-trade, less allowance of $694,000 and $941,000 at June 30,
     2003 and December 31, 2002, respectively.......................................           30,347,870       27,516,534
   Deferred income taxes............................................................              849,163          849,649
   Prepaid expenses and other current assets........................................            5,445,951        3,949,590
                                                                                          ----------------  ---------------
   Total current assets.............................................................           39,617,473       34,905,499
   Property and equipment, net of accumulated depreciation of $87,377,000 and
     $73,475,000 at June 30, 2003 and December 31, 2002, respectively...............          250,825,644      241,869,538
   Goodwill.........................................................................          136,262,792      128,409,308
   Other intangible assets, net.....................................................           19,616,112       22,666,277
   Other assets.....................................................................            5,327,239        3,001,394
                                                                                          ----------------  ---------------
   Total assets.....................................................................      $   451,649,260   $  430,852,016
                                                                                          ================  ===============
   Liabilities and Stockholders' Equity (Deficit)
   Current liabilities:
   Accounts payable-trade...........................................................      $    18,993,043   $   17,086,458
   Accrued expenses and other current liabilities...................................           13,783,699       13,387,878
   Deferred revenue.................................................................            5,056,459        3,777,101
   Current portion of long-term debt................................................              105,096          184,825
                                                                                          ----------------  ---------------
   Total current liabilities........................................................           37,938,297       34,436,262
   Long-term debt...................................................................          219,065,855      198,386,401
   Accrued environmental and landfill costs.........................................           11,841,244       12,539,318
   Deferred income taxes............................................................            6,058,690        6,770,058
   Other liabilities................................................................            1,370,015        1,593,534
                                                                                          ----------------  ---------------
   Total liabilities................................................................          276,274,101      253,725,573
   Commitments and contingencies....................................................
   Redeemable preferred stock:
   Redeemable Series A Convertible Preferred Stock, 32,000 shares authorized, issued and outstanding, liquidation preference of $40,000,000 at June 30, 2003
     and December 31, 2002..........................................................           39,683,637       39,683,637
   Redeemable Series B Convertible Preferred Stock, 20,100 shares authorized, issued and outstanding, liquidation preference of $25,125,000 at June 30, 2003
     and December 31, 2002..........................................................           24,808,636       24,808,636
   Redeemable Series C Convertible Preferred Stock, 55,000 shares authorized, issued and outstanding, liquidation preference of $98,091,281 and $91,247,703
     at June 30, 2003 and December 31, 2002, respectively...........................           96,048,820       89,205,242
   Redeemable Series D Convertible Preferred Stock, 145,000 shares authorized,
     55,000 shares issued and outstanding, liquidation preference of $66,386,036
     and $62,272,416 June 30, 2003 and at December 31, 2002, respectively...........           62,766,159       59,652,539
                                                                                          ----------------  ---------------
   Total redeemable preferred stock.................................................          223,307,252      213,350,054
   Stockholders' equity (deficit):
   Common stock, par value $.01: Authorized shares: Class A--3,600,000, Class B
     Convertible--450,000, at June 30, 2003 and December 31, 2002; issued and outstanding shares: Class A--142,000, Class B Convertible--112,980, at June
     30, 2003 and December 31, 2002.................................................                2,550            2,550
   Additional paid-in capital.......................................................                   --               --
   Accumulated deficit..............................................................          (47,934,643)     (36,226,161)
                                                                                          ----------------  ---------------
   Total stockholders' equity (deficit).............................................          (47,932,093)     (36,223,611)
                                                                                          ----------------  ---------------
   Total liabilities and stockholders' equity (deficit).............................      $   451,649,260   $  430,852,016
                                                                                          ================  ===============




                        IESI CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                         FOR THE SIX MONTHS ENDED JUNE 30,
                                                                         ---------------------------------
                                                                              2003               2002
                                                                         ----------------      -----------

OPERATING ACTIVITIES:
Net income (loss)....................................................    $    (1,751,284)         1,043,797
Cumulative effect of change in accounting principle..................          1,476,450                 --
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation, depletion and amortization..........................         16,585,574         12,788,293
   Amortization of deferred financing costs..........................          1,300,612          1,103,911
   Capping, closure and post-closure accretion.......................            584,377                 --
   Provision for doubtful accounts...................................            626,411            541,252
   Loss on extinguishment of debt....................................                 --            585,591
   Deferred income tax (benefit) expense.............................           (711,367)         2,884,671
   Changes in operating assets and liabilities, net of effects of acquired waste management operating assets and liabilities:
   Accounts receivable...............................................         (3,088,552)        (2,365,769)
   Prepaid expenses and other current assets.........................         (1,504,777)           785,020
   Accounts payable..................................................          1,906,585         (6,057,579)
   Accrued expenses and other liabilities............................           (571,636)        (4,477,314)
   Capping, closure and post closure expenditures....................           (203,061)          (446,100)
                                                                         ----------------  -----------------
Net cash provided by operating activities............................         14,649,332          6,385,773
INVESTING ACTIVITIES:
Purchases of property and equipment..................................        (18,848,138)       (10,744,044)
Acquisitions of waste management operations..........................         (8,561,627)       (27,478,240)
Initial development costs for newly acquired permitted landfills.....         (3,726,991)                --
Capitalized interest.................................................         (1,020,923)          (653,163)
Deferred costs associated with transactions in process...............           (764,789)          (854,083)
                                                                         ----------------  -----------------
Net cash used in investing activities................................        (32,922,468)       (39,729,530)
FINANCING ACTIVITIES:
Borrowings under long-term debt......................................         26,400,000        185,800,000
Payments on long-term debt...........................................         (7,306,030)      (145,683,699)
Debt issue costs..                                                              (436,071)        (5,976,388)
Payments on interest rate swap termination                                            --           (825,665)
                                                                         ----------------  -----------------
Net cash provided by financing activities............................         18,657,899         33,314,248
                                                                         ----------------  -----------------
Net increase (decrease) in cash and cash equivalents.................            384,763            (29,509)
Cash and cash equivalents at beginning of period.....................          2,589,726          2,171,384
                                                                         ----------------  -----------------
Cash and cash equivalents at end of period...........................    $     2,974,489          2,141,875
                                                                         ================  ================


